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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        QUINTON CARDIOLOGY SYSTEMS, INC.

         JOHN R. SERINO and JOHN R. HINSON certify that:

         1. They are the Vice President and Secretary, respectively, of QUINTON CARDIOLOGY SYSTEMS, INC., a California corporation.

         2. The Articles of Incorporation of this corporation are amended and restated to read in their entirety as follows:

                                   ARTICLE I.

        The name of this corporation is QUINTON CARDIOLOGY SYSTEMS, INC.

                                   ARTICLE II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                  ARTICLE III.

         (a) This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The total number of shares which this corporation shall have authority to issue is [150,000,000], without par value. The number of shares of Preferred Stock authorized to be issued is [50,000,000], and the number of shares of Common Stock authorized to be issued is [100,000,000].

         (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
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                                   ARTICLE IV.

         Shareholders shall not be entitled to cumulate their votes for the election of directors of the corporation.

         This Article IV shall become effective only when the corporation becomes, and only for so long as the corporation remains, a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

                                   ARTICLE V.

         No action shall be taken by the shareholders of the corporation other than at an annual or special meeting of the shareholders, upon due notice and in accordance with the provisions of the corporation's bylaws.

         This Article V shall become effective only when the corporation becomes, and only for so long as the corporation remains, a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

                                   ARTICLE VI.

         (a) (i) On or prior to the date on which the corporation first provides notice of an annual meeting of the shareholders following the date this
         Article VI shall have become effective as provided pursuant to Section
         (c) of this Article VI (and provided that the authorized number of directors of the corporation shall be not fewer than six), the Board of Directors of the corporation shall divide the directors into classes, as nearly equal in number as reasonably possible. For so long as the authorized number of directors of the corporation is not fewer than six and not greater than eight, the directors shall be divided into two classes. For so long as the authorized number of directors of the corporation is not fewer than nine, the directors shall be divided into three classes.

                  (ii) The initial term of office of the Class I directors shall expire at the annual meeting of shareholders occurring in 2003 or any special meeting in lieu thereof. The initial term of office of the Class II directors shall expire at the annual meeting of shareholders occurring in 2004 or any special meeting in lieu thereof. The initial term of office of the Class III directors (if applicable) shall expire at the annual meeting of shareholders occurring in 2005 or any special meeting in lieu thereof.

                  (iii) At each annual meeting of shareholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected (A) in the case of a board divided into two classes for a term of office to expire at the second succeeding annual meeting of shareholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified; and (B) in the case of a board divided into three classes for a


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         term of office to expire at the third succeeding annual meeting of shareholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

         (b) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors between the remaining class or classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to that class or those classes whose term or terms of office are to expire at the latest dates following such allocation. Newly eliminated directorships shall be subtracted from that class or those classes whose term or terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         (c) This Article VI shall become effective only when the corporation becomes, and only for so long as the corporation remains, a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

                                  ARTICLE VII.

         (a) LIMITATION OF DIRECTORS' LIABILITY. The liability of the directors of the corporation shall be eliminated to the fullest extent permissible under California law.

         (b) INDEMNIFICATION OF CORPORATE AGENTS. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by such Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.


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         (c) REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification.

         3. The corporation's Board of Directors has duly approved the foregoing amendment and restatement of these Articles of Incorporation.

         4. The holders of the requisite number of shares of this corporation approved the foregoing amendment in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 13,095,000 shares of Preferred Stock and 1,491,903 shares of Common Stock. There are no shares of Class B Common Stock outstanding. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Preferred Stock and Common Stock, voting together as a single class.

         The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



                                         ---------------------------------------
                                         John R. Serino, Vice President



                                         ---------------------------------------
                                         John R. Hinson, Secretary


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